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                                                                    Exhibit 99.2

NEWS RELEASE                                              CONTACTS: 408/995-5115
                                        Media Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, X1125



            CALPINE ANNOUNCES INTENT TO SELL CONVERTIBLE DEBENTURES

   PROCEEDS TO RETIRE PORTION OF ZERO-COUPON CONVERTIBLE DEBENTURES DUE 2021


SAN JOSE, CALIF., DECEMBER 19, 2001 -- Calpine Corporation [NYSE: CPN] announced today its intent to sell $400 million of convertible debentures due 2006 in a private placement under Rule 144A. These securities will be convertible into shares of Calpine common stock at a fixed conversion ratio to be determined, and will bear interest at a rate to be determined. In addition, the company has granted the underwriter an option to purchase an additional $100 million of the convertible debentures.

Proceeds from the offering will be used to repurchase a portion of the company's zero-coupon convertible debentures due 2021, either in open-market purchases, negotiated transactions or upon exercise by holders of a put option in April 2002.

The convertible debentures have not been registered under the Securities Act of 1933 and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

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